UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 8th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.
In its earnings press release dated April 29, 2015 and on its earning conference call of the same day, DHI Group, Inc. (the “Company”) reported that in the quarter ended March 31, 2015, the Dice average monthly revenue per recruitment package customer was $1,055, up 3% year-over-year. The Company also reported such 3% year-over-year increase in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. Subsequent to these statements, the Company determined that in the quarter ended March 31, 2015, the Dice average monthly revenue per recruitment package customer was actually $1,076, up 5% year-over-year, as customers continue, on average, to increase their levels of service on Dice, including adding our Open Web service. The Company has reviewed past calculations of this metric, and, to the best of the Company’s knowledge, the miscalculation was isolated to the quarter ended March 31, 2015, and no other miscalculation of this metric has occurred.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DHI GROUP, INC.

By:	/s/ Brian P. Campbell
Brian P. Campbell
Vice President, Business and Legal Affairs and General Counsel

Date: May 5, 2015